UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2006

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously announced, a committee of independent members of the Board of Directors (the "Special Committee") of Apollo Group, Inc. (the "Company") has been conducting a review of the Company’s historic stock option granting practices. The Special Committee’s review is being conducted with the assistance of independent counsel and accounting advisors.

Although the review is continuing and a final conclusion has not been reached, the review has identified various deficiencies in the process of granting and documenting stock options. As a result of the deficiencies, certain measurement dates related to stock option grants will need to be revised and adjustments to historical financial statements will be required. These deficiencies include the following:
• In the accounting of certain stock option grants, the Company did not correctly apply the requirements of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. In certain instances, the Company used a measurement date for option awards that corresponded with the reported grant date even though the approvals for those grants as set forth in the operative plans were not obtained until after the reported grant date and the final list of grantees and award amounts was incomplete at the time of the reported grant date.
• The Company misapplied Internal Revenue Code Section 162(m) with respect to the contemporaneous tax treatment of certain stock option grants and may face significant tax liability for prior years.
• The Company prepared and maintained inaccurate documentation concerning the date that grant award lists were completed and approved.
The Company is still conducting its accounting analysis and has not yet determined definitively the impact of these deficiencies on the Company’s historical financial statements. However, the Company expects that it will restate certain of its previously filed financial statements, including for the years 2001 to 2005 and the first two quarters of 2006. Accordingly, on November 2, 2006, based on the work of the review to date, the Company’s Board of Directors has concluded that the Company’s previously issued financial statements and other historical financial information and related disclosures relating to periods discussed above (as well as earnings releases for the last two quarters of 2006) contained in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including applicable reports of its independent registered public accounting firm and press releases, should no longer be relied upon.
Upon completion of the Special Committee’s investigation, the Company will prepare and file with the SEC amendments to certain of the Company’s previous filings with the SEC reflecting the restatement of its consolidated financial statements. The Company is working expeditiously to complete its review and at that time will complete and file these amendments as soon as possible.
The Company’s audit committee chairman has discussed the matters in this filing under Item 4.02(a) with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2006, Kenda B. Gonzales resigned as the Company’s Chief Financial Officer and Treasurer, effective immediately. The Company will hire an interim CFO as soon as reasonably possible. On November 2, 2006, Daniel E. Bachus, the Company’s Chief Accounting Officer and Controller, was placed on administrative leave.

A copy of the press release issued by the Company announcing the foregoing is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press Release dated November 3, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

November 3, 2006	By:	Brian Mueller

Name: Brian Mueller
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 3, 2006